MUTUAL OF AMERICA LIFE INSURANCE COMPANY

[320 PARK AVENUE NEW YORK NY 10022-6839 • 212 224 1600]
(hereafter called the “Company”)

INDIVIDUAL FLEXIBLE PREMIUM

VARIABLE UNIVERSAL LIFE INSURANCE POLICY

While this Policy is in force and upon the death of the Insured or on the Maturity Date, the Company shall pay the benefits as provided in this Policy.

RIGHT TO EXAMINE POLICY. This Policy may be returned for cancellation within [10] days after the date it is received by the Owner. It may be delivered or mailed to the Company or to any agent of the Company, along with a written request for cancellation. This Policy shall then be cancelled and the Company shall refund to the Owner an amount equal to any premiums paid with no deductions. For purposes of this paragraph only, the cancellation date shall be the date this Policy is delivered or mailed to the Company, along with the request for cancellation.

This Policy is issued in consideration of the application for this Policy and payment of the first premium. This Policy shall take effect on the Effective Date shown in Section 1 of this Policy.

This Policy provides that:

•

Flexible premiums, as shown in Section 1 of this Policy, are payable until the date of death of the Insured or the Maturity Date;

•

Flexible premiums may be allocated to the Interest Accumulation Account or to one or more of the Investment Funds;

•

Death benefit may be variable or fixed and may increase or decrease, see Section 6;

•

Charges are deducted as described in the Charges provision of Section 3 and in the definition of Administrative Charges in Section 2;

•

Scheduled flexible premium payments may not be sufficient to continue this Policy in force to the date of death or the Maturity Date, see Section 3.

This Policy is executed by the Company at its Home Office in New York, New York on the Date of Issue shown in Section 1 of this Policy.

/s/ Kevin Brady

/s/ Thomas J. Moran

Vice President

Chairman, President & Chief Executive Officer

AMOUNTS HELD IN CONNECTION WITH THIS POLICY MAY BE HELD IN THE COMPANY’S GENERAL ACCOUNT AND/OR THE COMPANY'S SEPARATE ACCOUNT THAT THE COMPANY MAINTAINS IN CONNECTION WITH THIS POLICY AND CERTAIN OTHER POLICIES. THE AMOUNTS HELD IN THE SEPARATE ACCOUNT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS AND SHALL INCREASE OR DECREASE IN VALUE BASED UPON THE INVESTMENT RESULTS OF THE SEPARATE ACCOUNT. A DESCRIPTION OF THE SEPARATE ACCOUNT APPEARS IN THE ACCOUNTS SECTION OF THIS POLICY. A DESCRIPTION OF THE CHARGES DEDUCTED FROM THE AMOUNTS HELD IN THE SEPARATE ACCOUNT APPEARS IN THE DEFINITION OF ADMINISTRATIVE CHARGES IN THE DEFINITIONS SECTION OF THIS POLICY.

THIS IS A PARTICIPATING POLICY.

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TABLE OF CONTENTS

SECTION 1 - SPECIFICATIONS

SECTION 2 - DEFINITIONS

6

Account Value

6

Administrative Charges

6

Attained Age

6

Beneficiary

6

Business Day

6

Code

6

Commuted Value

6

Cost of Insurance

6

Current Rate of Interest

6

Date of Issue

6

Effective Date

7

Face Amount of Insurance

7

Grace Period

7

Guaranteed Rate of Interest

7

Home Office

7

Indebtedness

7

Insured

7

Interest Accumulation Account

7

Investment Fund

7

Issue Age

7

Maturity Date

7

Monthly Anniversary Date

7

Notice

7

Owner

7

Policy

7

Policy Anniversary

7

Policy Month

7

Policy Year

8

Rider Charges

8

Separate Account

8

Underlying Investment Company

8

United States Bank

8

Valid Transaction Date

8

Valuation Day

8

Valuation Period

8

SECTION 3 – PREMIUMS AND CHARGES

8

Premiums

8

Allocation of Premiums

9

Change of Allocations

9

Charges

9

Grace Period

9

SECTION 4 - ACCOUNTS

9

Accounts

9

General Account

9

Separate Account

9

Account Value

9

Accumulation Units

10

Accumulation Unit Value

10

Accumulation Unit Value Change Factor

10

Changes To Separate Account

10

SECTION 5 - WITHDRAWALS AND TRANSFERS

11

Withdrawals and Transfers

11

Amount of Withdrawal or Transfer

11

Effect of Withdrawal on Face Amount of Insurance

11

Requests for Withdrawal or Transfer

11

Postponement of Withdrawals or Transfers

11

SECTION 6 - BENEFITS

Death Benefit

11

Basic Death Benefit

12

Corridor Percentage Chart

12

Death Benefit Settlement Options

12

Maturity Benefit

14

Cash Surrender Benefit

14

SECTION 7 - BENEFICIARY

14

SECTION 8 - LOAN PROVISIONS

14

Policy Loans

14

Policy Loan Interest

15

SECTION 9 - GENERAL PROVISIONS

15

Adjustments to Current Rate of Interest, Administrative Charges and Cost of Insurance

15

Assignment

15

Change of Ownership

15

Claims of Creditors

15

Contract

15

Evidence of Survival

16

Incontestability

16

Misstatement of Age or Sex

16

Non-Waiver

16

Notices

16

Participating Policy

16

Dividends

17

Payment of Benefits

17

Reinstatement

17

Reports

17

Severability of Provisions

17

Suicide Exclusion

17

SECTION 10 – ACCELERATED DEATH BENEFIT

18

Definitions

18

Requirements

18

Evidence of Terminal Illness

18

Amount of Accelerated Death Benefit

18

Effects on Policy

18

Limitations

18

SECTION 11 - TABLE OF RATES

SECTION 12 - LIST OF ACCOUNTS AND FUNDS

SECTION 1 - SPECIFICATIONS

INSURED:

[John Doe]

OWNER:

[Jane Doe]

POLICY NUMBER:

[123-456]

EFFECTIVE DATE:

[January 1, 2008]

DATE OF ISSUE:

[January 14, 2008]

STATE OF DELIVERY:

[New York]

ISSUE AGE:

[35]

INSURED’S SEX:

[male]

PREMIUM CLASS:

[Standard]

FACE AMOUNT OF INSURANCE:

[$100,000]

BASIC DEATH BENEFIT:

[Face Amount Plus]

FLEXIBLE PREMIUM:

[$150.00] [Annually]

MAXIMUM ANNUAL PREMIUM:

[$10,000]

MINIMUM FACE AMOUNT OF INSURANCE:

[$25,000]

ATTACHED RIDERS:

[Accidental Death Benefit]

[Children Benefit]

[None]

TYPE OF CHARGE

AMOUNT OF CHARGE

ADMINISTRATIVE CHARGES:

SEPARATE ACCOUNT CHARGE:

Maximum of 2% annually of the net assets in each Investment Fund.

POLICY CHARGE:

Maximum of $10 a month

An explanation of all charges appears under Administrative Charges in the Definitions section of this Policy.

The Current Rate of Interest is declared from time to time by the Company, but shall in no event be less than the Guaranteed Rate of Interest, which is a daily rate of interest which results in an effective annual yield of 3%. The Current Rate of Interest on the Date of Issue of this Policy results in an effective annual yield of [3%].

The rate of interest to be allocated to the portion of the Interest Accumulation Account that is equal to the policy loan amount shall be the greater of (a) the Guaranteed Rate of Interest and (b) a rate of interest equal to the loan interest rate then in effect less 2% percent.

Dividends are not guaranteed and the Company has the right to change the amount of dividends to be credited to this Policy. No dividends are anticipated under this Policy.

The monthly Policy Charge on the Date of Issue of this Policy is [$2.00].

The Company has the right to increase or decrease the Cost of Insurance charges (but not to exceed those shown in Section 11 of this Policy), the Separate Account Charge (but not to exceed a maximum of 2% annually of the net assets in each Investment Fund), the Policy Charge (but not to exceed $10 a month) and the Current Rate of Interest (but not less than the Guaranteed Rate of Interest).

Scheduled flexible premium payments may not be sufficient to continue this Policy in force to the date of death or the Maturity Date, see Section 3 – Premiums and Charges.

SECTION 2 - DEFINITIONS

The following terms as used in this Policy shall have the meaning defined unless a different meaning is required by the context. Words of the singular form as used in this Policy shall be construed as though they were also used in the plural form in all cases where they would so apply and vice versa.

Account Value

An amount equal to the sum of the values, as of a Valuation Day, of the Interest Accumulation Account and the Investment Funds maintained under this Policy.

Administrative Charges

Separate Account Charge. A charge for expenses incurred for marketing and administrative costs associated with this Policy and for any state or other taxes. Such charge shall be declared from time to time by the Company for the class of policies to which this Policy belongs. The Company shall deduct this charge from each Investment Fund. This is a daily charge expressed as a percentage of the value of the net assets in each Investment Fund at an annual rate which cannot exceed the rate shown in Section 1 of this Policy.

Policy Charge.   A charge to reimburse the Company for the administration of this Policy. Such charge shall be declared from time to time by the Company for the class of policies to which this Policy belongs. Each month the Company shall deduct such charge from the Account Value under this Policy. Such amount shall be deducted from the Account Value in accordance with a uniform policy established by the Company for the class of policies to which this Policy belongs. The Company reserves the right to change this charge, subject to any maximum set forth in Section 1 of this Policy and under applicable laws and regulations.

Attained Age

The Issue Age plus the number of successive twelve-month periods that have elapsed since the Effective Date.

Beneficiary

An individual or entity who is to receive any death benefits or maturity benefits becoming due under this Policy as a result of the death of the Insured or on the Maturity Date.

Business Day

Any day on which the Company is open for business and the New York Stock Exchange is open for trading. The Business Day shall end as of the close of trading of the New York Stock Exchange (normally 4:00 P.M. Eastern Time).

Code

The Internal Revenue Code of 1986, as amended from time to time.

Commuted Value

The present value of an amount discounted at a rate of interest equal to the Current Rate of Interest plus 2%.

Cost of Insurance

The monthly cost for providing insurance and is equal to the product of (a) and (b), where (a) is an amount equal to the basic death benefit minus the Account Value on the Monthly Anniversary Date, and (b) is the monthly rate per $1,000 for insurance. The monthly rate per $1,000 for insurance is based on the Attained Age at the beginning of the Policy Year and on the applicable premium class. In no event shall the monthly rate per $1,000 for insurance exceed the rate shown in Table D of Section 11.

Current Rate of Interest

The annual rate of interest as declared from time to time by the Company for the class of policies to which this Policy belongs. The Current Rate of Interest shall at all times be at least equal to the Guaranteed Rate of Interest.

Date of Issue

The date shown as the Date of Issue in Section 1 of this Policy.

Effective Date

The date shown as the Effective Date in Section 1 of this Policy. This Policy becomes effective at 12:01 A. M. on the Effective Date.

Face Amount of Insurance

The amount shown as the Face Amount of Insurance in Section 1 of this Policy.

Grace Period

A period of 61 days after any Monthly Anniversary Date on which the Account Value is insufficient to pay the charges described in Section 3 of this Policy or the Indebtedness is greater than the Account Value.

Guaranteed Rate of Interest

A daily rate of interest which results in an effective annual yield of 3%.

Home Office

The Company’s office at [320 Park Avenue, New York, NY 10022,] or such other location as the Company may announce by advance written notification.

Indebtedness

The amount of all outstanding policy loans on this Policy with interest accrued thereon.

Insured

The individual named as the Insured in Section 1 of this Policy.

Interest Accumulation Account

An interest-bearing account in connection with the Company’s general account to which all or a portion of the amounts held under this Policy may be allocated.

Investment Fund

An account of the Separate Account to which all or a portion of the amounts held under this Policy may be allocated.

Issue Age

The Insured’s age as of their last birthday on the Effective Date.

Maturity Date

The Policy Anniversary on which the Attained Age is 100.

Monthly Anniversary Date

The day each calendar month which is the monthly anniversary of the Effective Date.

Notice

Any communication to the Company with respect to this Policy, regardless of how referred to in this Policy, including, but not limited to: requests for benefits, transfers, policy loans, information; elections of settlement options; designations of Beneficiaries; assignments of ownership and allocation of premiums.

Owner

The Insured, unless a different individual or entity is named in the application for this Policy as the Owner, or a change of ownership is made in accordance with Section 9 of this Policy.

Policy

This individual flexible premium variable universal life insurance policy and the application for it, which is attached to and made part of this policy, together with any amendments or riders to this policy that may be made from time to time.

Policy Anniversary

The day each calendar year which is the yearly anniversary of the Effective Date.

Policy Month

The period beginning on the Effective Date or any Monthly Anniversary Date and ending immediately before the next Monthly Anniversary Date.

Policy Year

The twelve-month period beginning on each Policy Anniversary, except for the first Policy Year which shall begin on the Effective Date. Each Policy Year, except for the final Policy Year, shall end on the day before the next Policy Year begins. The final Policy Year shall begin on the Policy Anniversary of that Policy Year and end on the date this Policy terminates.

Rider Charges

The monthly premium for any riders attached to this Policy.

Separate Account

A separate account of the Company established and maintained under the laws of the State of New York, to which a portion of the Company’s assets in connection with this Policy and certain other policies may be allocated.

Underlying Investment Company

A management investment company registered under the Investment Company Act of 1940 that has at least one fund or portfolio in which the Separate Account invests.

United States Bank

A bank or trust company that:

(a)

is organized and existing, or in the case of a branch or agency office of a foreign banking organization is licensed, under the laws of the United States or any state thereof, and

(b)

is not a foreign branch office of a bank or trust company organized and existing in the United States.

Valid Transaction Date

The Business Day on which all of the requirements for the completion of a transaction have been met to the satisfaction of the Company. This includes receipt by the Company of all information, remittances and Notices necessary to process the given transaction. If such requirements are met on a day that is not a Business Day, or after the close of a Business Day, the Valid Transaction Date shall be the next following Business Day.

Valuation Day

Each day on which the New York Stock Exchange is open for trading.  The Valuation Day shall end as of the close of trading of the New York Stock Exchange (normally 4:00 p.m. Eastern Time).

Valuation Period

A period beginning at the close of the Business Day on each Valuation Day and ending at the close of the Business Day on the next Valuation Day.

SECTION 3 – PREMIUMS AND CHARGES

Premiums

The scheduled premium (flexible premium) and mode of payment (e.g., annual, semi-annual, quarterly, monthly) is shown in Section 1 of this Policy. The Owner may, with prior approval of the Company, change the future mode of premium payment as of any scheduled premium due date to any modal premium form then being offered by the Company.

After the first premium payment, premium payments may vary as to amount, timing and frequency, subject to annual maximum premium payments as stated in Section 1 of this Policy. The Company shall send a premium notice to the Owner based upon the scheduled premium.

The scheduled premiums shown in Section 1 of this Policy may not be sufficient to continue this Policy in force to the date of death or the Maturity Date. Some of the factors effecting the sufficiency of the scheduled premiums are: (a) amount, timing and frequency of premium payments; (b) investment results of the Account Value; (c) changes in the insurance costs; and (d) withdrawals and loans.

Total premium payments shall be limited so that this Policy shall continue to be qualified as a life insurance policy under the Code. To maintain such tax qualification, the Company shall refuse to accept and shall return any premium payments or portion of premium payments made after the sum of all premium payments has reached this limit.

All premiums pursuant to this Policy must be remitted by check, drawn on a United States Bank, payable to the Company and delivered to its Home Office or to such other location as may be directed by the Company. With the prior approval of the Company, amounts may be remitted via wire transfer, electronic funds transfer or other means from a United States Bank to the Company.

Allocation of Premiums

The Owner has the right to designate the percentage of the premium that is to be allocated to the Interest Accumulation Account and any of the Investment Funds. The Company shall allocate all premiums made under this Policy in the manner so designated by the Owner in the application for this Policy or in any subsequent Notice by the Owner. Allocation designations must be shown as a percentage of the total premium, in any multiple of 1%, up to 100%.

Any premiums that are to be allocated to the Interest Accumulation Account shall be credited as of the Business Day that they are received by the Company. Any premiums to be allocated to any Investment Fund shall be credited as of the Valuation Day that they are received by the Company or, if received on a day that is other than a Valuation Day, on the next following Valuation Day.

Change of Allocations

The Owner may change the manner in which premiums are allocated under this Policy at any time by providing a Notice to the Company. A change of allocation shall be effective upon receipt of the Notice at the Home Office and all premiums remitted on or after the effective date of the change shall be allocated in the manner so requested.

Charges

On each Monthly Anniversary Date the Company shall deduct from the Account Value, in accordance with a uniform policy established by the Company for the class of policies to which this Policy belongs: (a) the Cost of Insurance; (b) the Policy Charge portion of the Administrative Charges; and (c) the Rider Charges.

Grace Period

If on any Monthly Anniversary Date (a) the Account Value is insufficient to pay all of the charges described above, or (b) the Indebtedness is greater than the Account Value, a Grace Period shall be granted beginning on that Monthly Anniversary Date. This Policy shall continue in force during the Grace Period. The Company shall send the Owner a notification within 30 days after the beginning of a Grace Period stating the minimum payment amount required to be made in order to keep this Policy in force. The minimum payment amount shall be in an amount sufficient to keep this Policy in force for a period of three months from the beginning of the Grace Period. If the required amount is not received before the end of the Grace Period this Policy shall lapse without value.

If the Insured dies during the Grace Period, the charges described in this Section for the period through the end of the Policy Month during which the Insured died shall be due the Company and deducted from any amounts payable under this Policy.

SECTION 4 - ACCOUNTS

Accounts

Subject to the Changes to Separate Account provision, the Company shall maintain under this Policy the Interest Accumulation Account and the Investment Funds as set forth in the List of Accounts and Funds Section of this Policy.

General Account

All premiums allocated to the Interest Accumulation Account shall become part of the Company’s general account. All premiums allocated to the Interest Accumulation Account shall be credited with interest at the Current Rate of Interest. Such interest shall be credited on dates determined by the Company, but not less frequently than once each calendar month.

Separate Account

All premiums allocated to any of the Investment Funds shall become part of the Separate Account. The Separate Account consists of Investment Funds that own shares of the corresponding funds of the Underlying Investment Companies.

The value of the assets in any Investment Fund shall increase or decrease based upon the investment results of that Investment Fund during each Valuation Period.

The assets of each Investment Fund are the exclusive property of the Company, and the Owner shall not have any proprietary interest in such assets. The Company shall not be considered a trustee of the assets for the benefit of any person or entity allocating premiums to the Separate Account. All income, gains and losses of an Investment Fund shall be credited to or charged against that Investment Fund without regard to other income, gains or losses of the Company. The assets of each Investment Fund are not chargeable with any liabilities arising out of any other business the Company may conduct.

Account Value

In determining the Account Value under this Policy on any Valuation Day:

(a) The value of the Interest Accumulation Account maintained under this Policy on a Valuation Day is equal to (i) the total of all amounts allocated under this Policy to the Interest Accumulation Account, plus (ii) all interest accrued thereon, minus (iii) the sum of any withdrawals, transfers, Administrative Charges, Cost of Insurance and Rider Charges deducted from the Interest Accumulation Account under this Policy, all to such Valuation Day.

(b) The value of any Investment Fund maintained under this Policy on a Valuation Day is equal to (i) the number of accumulation units credited to the Investment Fund on such Valuation Day under this Policy, multiplied by (ii) the accumulation unit value for the Investment Fund for the Valuation Period which includes such Valuation Day.

Accumulation Units

Each Investment Fund is maintained in accumulation units. Accumulation units shall be used to calculate the value of each Investment Fund. The number of accumulation units shall change based on any amounts allocated or transferred to, or withdrawn or transferred from, each Investment Fund during each Valuation Period. The number of accumulation units to be added to or deducted from each Investment Fund at the end of each Valuation Period is (a) the amount allocated, withdrawn or transferred during the present Valuation Period, divided by (b) the accumulation unit value for that Valuation Period. The number of accumulation units credited to such Investment Fund on any Valuation Day shall be (a) the sum of any accumulation units credited to that Investment Fund, minus (b) the sum of any accumulation units withdrawn from such Investment Fund.

Accumulation Unit Value

Each Investment Fund has its own distinct accumulation unit value. The accumulation unit value for an Investment Fund was (or shall be) set by the Company when the Investment Fund was (or shall be) initially funded. The accumulation unit value for each Investment Fund shall change for each Valuation Day based upon the investment results of that Investment Fund on that Valuation Day. For any Valuation Period, the accumulation unit is (a) the accumulation unit value applicable to that Investment Fund for the preceding Valuation Period, multiplied by (b) the accumulation unit value change factor for that Investment Fund for the current Valuation Period.

Accumulation Unit Value Change Factor

For any Valuation Period, the accumulation unit value change factor for each Investment Fund that owns shares of the corresponding fund or portfolio of the Underlying Investment Company affiliated with the Company is:

(a)

the ratio of (i) the asset value of the Investment Fund at the end of the current Valuation Period before any amounts are allocated to, or withdrawn or transferred from, that Investment Fund during that Valuation Period, to (ii) the asset value of that Investment Fund at the end of the last Valuation Period after all allocations and withdrawals were made during that Valuation Period; divided by

(b)

1.00 plus the total of all Administrative Charges, other than the Policy Charge, for the number of days from the end of the last Valuation Period to the end of the current Valuation Period.

For any Valuation Period, the accumulation unit value change factor for an Investment Fund that owns shares of the corresponding fund or portfolio of the Underlying Investment Company not affiliated with the Company is:

(a)

the ratio of (i) the value of a share held by the Investment Fund at the end of the current Valuation Period, adjusted by the Cumulative Dividend Multiplier (as defined below) for the current Valuation Period, to (ii) the value of a share held by that Investment Fund at the end of the last Valuation Period, adjusted for the Cumulative Dividend Multiplier for the last Valuation Period; divided by

(b)

1.00 plus the total of all Administrative Charges, other than the Policy Charge, for the number of days from the end of the last Valuation Period to the end of the current Valuation Period.

For purposes of this provision, the Cumulative Dividend Multiplier is calculated by dividing the share value, after a dividend distribution, into the share value without regard to the dividend distribution, multiplied by the previous Cumulative Dividend Multiplier.

Changes To Separate Account

The Company reserves the right, subject to compliance with applicable laws and regulations governing separate account operations, to:

(a)

create new Investment Funds at any time;

(b)

modify, combine or remove Investment Funds;

(c)

transfer assets the Company has determined to be associated with the class of policies to which the Policy belongs from one Investment Fund to another Investment Fund;

(d)

create additional separate accounts or combine any two or more separate accounts including the Separate Account;

(e)

transfer assets the Company has determined to be attributable to the class of policies to which this Policy belongs from the Separate Account to another separate account of the Company by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions;

(f) operate the Separate Account as a management investment company under the Investment Company Act of 1940, or in any other form permitted by law, and designate an investment advisor for its management, which may be the Company, an affiliate of the Company or another person;

(g)

cause the registration or deregistration of any of the Company’s separate accounts, including the Separate Account, under the Investment Company Act of 1940, and/or cease their registration under the Securities Act of 1933 for sales of units of interest under this Policy; and

(h)

operate the Separate Account under the general supervision of a committee, any or all members of which may be interested persons (as defined in the Investment Company Act of 1940) of the Company or its affiliates, or discharge the committee for the Separate Account.

Any changes to the list of Investment Funds of the Separate Account contained in Section 12 of this Policy made pursuant to this provision may be made by the Company at its option, either by written notification to the Owner or by amendment to this Policy.

SECTION 5 - WITHDRAWALS AND TRANSFERS

Withdrawals and Transfers

At any time before the date of death of the Insured or the Maturity Date, the Owner may:

(a) make a withdrawal from the Account Value provided that:

(i)

each withdrawal shall be for a minimum of $500;

(ii)

no withdrawal shall be permitted that would cause the Account Value to be less than $100 after such withdrawal; and

(iii)

no withdrawal shall be permitted that would cause the Face Amount of Insurance to be reduced below the minimum face amount of insurance stated in Section 1 of this Policy.

(b) transfer all or any part of the Account Value between and among the Interest Accumulation Account and any of the Investment Funds.

Amount of Withdrawal or Transfer

The amount to be withdrawn or transferred may be designated as: (a) a dollar amount; or (b) a percentage of the value of the Interest Accumulation Account or the selected Investment Fund maintained under this Policy; or (c) in the case of any of the Investment Funds, a number of accumulation units. The amount to be withdrawn or transferred from the Interest Accumulation Account or any Investment Fund shall, subject to the previous provision on withdrawals and transfers, be the lesser of (a) the amount requested, or (b) the amount in the Interest Accumulation Account or that Investment Fund maintained under this Policy on the date of withdrawal or transfer.

Effect of Withdrawal on Face Amount of Insurance

If the basic death benefit shown in Section 1 of this Policy is the “Face Amount”, then the Face Amount of Insurance shall be reduced by an amount equal to the withdrawal each time a withdrawal is made.

Requests for Withdrawal or Transfer

A Notice requesting any transfer or partial withdrawal must contain sufficient information for the Company to process the request. All requests for a withdrawal or transfer shall be effective on the later of (a) the Valid Transaction Date for the request, or (b) the date specified in the request, provided the Company has not received Notice of the death of the Owner or the Insured. If the date specified in the request is not a Valid Transaction Date, the date of the request shall be considered to be the next Valid Transaction Date following such date.

Postponement of Withdrawals or Transfers

The Company reserves the right to defer the payment of a total withdrawal from the Interest Accumulation Account in connection with the termination of this Policy for up to six months following the date of receipt of such request.

The Company shall transfer or pay the amount of any withdrawal from any Investment Fund within seven days of the Valid Transaction Date of a transfer or withdrawal request, except that the Company may defer any such transfer or withdrawal if:

(a)

the New York Stock Exchange is closed for trading for other than usual weekends or holidays; or

(b)

trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission; or

(c)

an emergency exists as determined by the Securities and Exchange Commission, whereby (i) disposing of securities is not practicable, or (ii) it is not reasonably practicable to determine the share value of each of the Investment Funds; or

(d)

the Securities and Exchange Commission by order permits postponement for the protection of the interest of all parties involved in the Separate Account.

SECTION 6 - BENEFITS

Death Benefit

While the Policy is in force and upon the Company’s receipt of Notice and satisfactory proof of death of the Insured before the Maturity Date, a death benefit shall be paid to the Beneficiary under this Policy. The death benefit is equal to: (a) the basic death benefit; plus (b) any insurance benefits payable under riders to this Policy; plus (c) the amount of any paid up additions; plus (d) dividend accumulations; minus (e) Indebtedness; minus (f) any monthly deductions due and unpaid prior to the date of death.

The death benefit shall be paid in one single sum. The Beneficiary, prior to the time of payment of benefits, shall have the right to elect a death benefit settlement option for all or part of any benefits that become payable to such Beneficiary. If the Insured dies during a Grace Period the basic death benefit payable shall be equal to the basic death benefit in effect immediately prior to the beginning of the Grace Period.

Basic Death Benefit

The basic death benefit, based upon an election made by the Owner is either:

(a) Face Amount – where the basic death benefit shall be the greater of:

(i)

the Face Amount of Insurance, or

(ii)

the Account Value on the date of death of the Insured multiplied by the appropriate corridor percentage from the Corridor Percentage Chart appearing in this Section; or

(b) Face Amount Plus - where the basic death benefit shall be the greater of:

(i)

the Face Amount of Insurance plus the Account Value on the date of the Insured’s death, or

(ii)

the Account Value on the date of death of the Insured multiplied by the appropriate corridor percentage from the Corridor Percentage Chart appearing in this Section.

The appropriate corridor percentage shall be that percentage shown on the Corridor Percentage Chart that corresponds to the Attained Age on the date of death of the Insured.

A change in the basic death benefit from Face Amount to Face Amount Plus is subject to receipt by the Company of evidence of insurability satisfactory to the Company. Any such change shall become effective when approved by the Company.

Corridor Percentage Chart

Attained Age	Corridor Percentage	Attained Age	Corridor Percentage
40 or younger	250%	61	128%
41	243	62	126
42	236	63	124
43	229	64	122
44	222	65	120
45	215	66	119
46	209	67	118
47	203	68	117
48	197	69	116
49	191	70	115
50	185	71	113
51	178	72	111
52	171	73	109
53	164	74	107
54	157	75 to 90	105
55	150	91	104
56	146	92	103
57	142	93	102
58	138	94	101
59	134	95 or older	100
60	130

The Company reserves the right to amend the above table in accordance with future revisions of the Code in order that this Policy remains qualified as life insurance.

Death Benefit Settlement Options

The following rules are applicable to the death benefit settlement options set forth below:

(a)

Any election or change of a death benefit settlement option shall take effect as of the date the Notice of such election or change was signed whether or not the Beneficiary is living at the time of its receipt.

(b)

The amount of each payment made under a given death benefit settlement option must be at least [$50].

(c) The Beneficiary and joint annuitant under death benefit settlement options (A), (B), (C), (D), and (E) must be a natural person.

(d) If the Company is issuing a single premium immediate annuity on the date payments begin, the Company shall:

(i)

determine if the current purchase rates are more favorable than the rates shown in Table B of Section 11 of this Policy; and

(ii)

use the more favorable rates in purchasing the death benefit settlement option under this Policy.

(e) Subject to the requirements of this Section and if acceptable to the Company, the entity electing a specific death benefit settlement option under this Policy may elect a different period certain and/or different percentages under one of the following death benefit settlement options.

(f)

Once payments have commenced under any death benefit settlement option, no changes other than for changes made by the Beneficiary as to the individual or entity designated to receive payments in the event of the Beneficiary's death, are permitted.

(g)

If at any age the same monthly annuity payment is paid for different periods certain under either death benefit settlement options (B) or (D), the Company shall deem an election to have been made for the longest period certain which could have been elected for such age, amount and type of annuity.

The following death benefit settlement options are available under this Policy:

(A)

NON-REFUND LIFE ANNUITY. The Company shall make monthly payments during the Beneficiary’s lifetime. Upon the Beneficiary’s death no additional benefits shall be paid. Table C of Section 11 of this Policy shows the monthly annuity based on each $1,000 applied under a Non-Refund Life Annuity.

(B)

10-YEAR PERIOD CERTAIN AND CONTINUOUS ANNUITY. The Company shall make monthly payments during the Beneficiary’s lifetime. Upon the Beneficiary’s death before the end of the ten-year period, or such other period agreed to by the Company, annuity payments shall continue to be paid to the individual or entity designated to receive such payments under this option until the end of such agreed upon period. If such designated individual or entity does not survive the Beneficiary, the Commuted Value of any remaining payments under this option shall be paid in one single sum to the Beneficiary’s estate. Table C of Section 11 of this Policy shows the monthly annuity based on each $1,000 applied under a 10-Year Period Certain and Continuous Annuity.

(C)

JOINT AND SURVIVOR LIFE ANNUITY. The Company shall make monthly payments during the Beneficiary’s lifetime. Upon the Beneficiary’s death, monthly annuity payments equal to 66-2/3%, or such other percentage agreed to by the Company, of the Beneficiary’s monthly annuity benefit shall be payable to the joint annuitant during the lifetime of the joint annuitant, if living. Upon the death of the Beneficiary and the joint annuitant no additional benefits shall be paid.

(D)

JOINT AND SURVIVOR LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN. The Company shall make monthly payments during the Beneficiary’s lifetime. Upon the Beneficiary’s death, monthly annuity payments equal to 66-2/3%, or such other percentage agreed to by the Company, of the Beneficiary’s monthly annuity benefit shall be payable to the joint annuitant during the lifetime of the joint annuitant, if living. If both the Beneficiary and joint annuitant die before annuity benefits have been paid for ten years, or such other period agreed to by the Company, annuity payments shall continue to be paid each month to the individual or entity designated to receive such payments under this option until the end of such agreed upon period. The amount of the monthly annuity benefit payable to such individual or entity shall be the amount of the monthly annuity benefit being paid under this Policy immediately before the date payments to such individual or entity begin. In the event of the simultaneous death of the Beneficiary and joint annuitant, or if it cannot be determined who was the first to die, it shall be assumed that the joint annuitant died before the Beneficiary. If such individual or entity does not survive the Beneficiary and the joint annuitant, the Commuted Value of any remaining payments under this option shall be paid in one single sum to the estate of the last surviving annuitant under this option.

(E)

FULL CASH REFUND ANNUITY. The Company shall make monthly payments during the Beneficiary’s lifetime. Upon the Beneficiary’s death, a single sum payment equal to (a) the death benefit under this Policy, less (b) the total of all payments made to the Beneficiary, shall be paid to the individual or entity designated to receive such payment under this option. If such individual or entity does not survive the Beneficiary, the single sum payment shall be paid to the Beneficiary’s estate.

(F)

PERIOD CERTAIN WITHOUT LIFE CONTINGENCY. The Company shall make monthly payments guaranteed for a period certain to the Beneficiary. The entity electing this option shall elect the period certain, subject to the approval of the Company. Upon the Beneficiary's death before the end of such period certain, monthly payments shall continue to be paid to the individual or entity designated to receive such payments under this option until the end of such period certain. If such designated individual or entity does not survive the Beneficiary, the Commuted Value of any remaining payments under this option shall be paid in one single sum to the Beneficiary's estate.

The amount of each payment shall be determined by the Company, but in no event shall be less than that shown in Table A of Section 11 of this Policy for the period certain selected.

When an individual is receiving payments upon the death of a Beneficiary or joint annuitant under either death benefit settlement options (B), (D) or (F) above, and the individual subsequently dies, the Commuted Value of any unpaid amounts shall be paid in one single sum to a person or entity that was designated to receive such unpaid amount by the individual. If no such person or entity was designated, or if the designated person does not survive the individual, such single sum amount shall be paid to the individual's estate.

Maturity Benefit

The maturity benefit shall be paid in cash to the Beneficiary on the Maturity Date provided this Policy is in force on such date. The maturity benefit is equal to: (a) the Account Value; plus (b) the amount of any paid up additions; plus (c) dividend accumulations; minus (d) Indebtedness; minus (e) any due and unpaid charges as described in Section 3 of this Policy. This Policy shall terminate on the Maturity Date.

Cash Surrender Benefit

While this Policy is in force the Owner may surrender this Policy for its cash surrender value. The cash surrender value shall be equal to: (a) the Account Value of this Policy; plus (b) the cash value of any paid–up additions; plus (c) the amount of any dividends left on deposit and any dividends due and unpaid; minus (d) Indebtedness; minus (e) any due and unpaid charges described in Section 3 of this Policy. The Company reserves the right to defer the payment of any cash surrender value for up to six months following receipt of such request. Upon election of this benefit this Policy shall terminate.

Immediately prior to this Policy being surrendered for its cash surrender value, the Owner may elect to apply the cash surrender value to purchase a guaranteed fixed paid-up benefit. Such guaranteed fixed paid-up benefit shall be computed on the basis used to determine the guaranteed insurance rates shown in Table D of Section 11. These computations are based on continuous functions at the Guaranteed Rate of Interest.

SECTION 7 - BENEFICIARY

The Owner may by Notice designate a Beneficiary and the Owner may change such designation at any time. If the existing Beneficiary is irrevocable, the existing Beneficiary must also sign the Notice of change. Notice of a designation or change of Beneficiary shall upon receipt by the Company take effect as of the date the Notice was signed, whether or not the Owner, Insured or Beneficiary is living at the time of its receipt. Unless specifically designated as a secondary Beneficiary, all Beneficiaries shall be deemed to be primary Beneficiaries.

Upon the Company’s receipt of Notice and satisfactory proof of the Insured’s death, or the Maturity Date of this Policy, benefits shall be paid to the primary Beneficiary. If no primary Beneficiary is living at the time benefits become payable, the Company shall pay the benefits to the secondary Beneficiary. If benefits are to be paid to more than one Beneficiary they shall be paid in equal shares, unless other proportions are set forth in writing to the Company at the time the most current Beneficiary election was made.

If no Beneficiary has been designated or no designated Beneficiary is living at the time any benefits become payable under this Policy, the Company shall pay benefits to the first surviving class of the following:

(a)

to the Insured; or

(b)

to the Insured’s surviving spouse; or

(c)

to the Insured’s surviving children in equal shares; or

(d)

to the Insured’s surviving parents in equal shares; or

(e)

to the Insured’s surviving brothers and sisters in equal shares; or

(f)

to the executor or administrator of the Insured’s estate.

SECTION 8 - LOAN PROVISIONS

Policy Loans

Upon request from the Owner on a form provided by the Company, while this Policy is in force, the Company shall grant a policy loan in an amount which together with any Indebtedness does not exceed 95% of the cash surrender value of this Policy on the Business Day that the loan is granted, provided that an amount equal to any Indebtedness under this Policy shall at all times be maintained in the Interest Accumulation Account. The amount of each policy loan shall be for at least $500.

This Policy shall be the only security for any policy loans granted under this Policy and all or any part of the Indebtedness may be repaid at any time. Any payment received by the Company shall be deemed to be a premium payment unless specifically designated as a policy loan repayment.

The Company reserves the right to defer the granting of any policy loan for up to six months following the receipt of such request.

The rate of interest to be allocated to the portion of the Interest Accumulation Account that is equal to the Indebtedness shall be the greater of (a) the Guaranteed Rate of Interest and (b) a rate of interest equal to the loan interest rate then in effect less 2% percent.

Policy Loan Interest

The policy loan interest rate shall be an adjustable rate declared by the Company. In no event shall such interest rate be greater than the higher of (a) the Current Rate of Interest at the time the policy loan interest rate is determined plus one percentage point, or (b) the Monthly Average Corporate yield shown in Moody's Corporate Bond Yield Averages for the calendar month ending two months before the date on which the rate is determined, published by Moody's Investor Services, Inc., or any successor, or, if no longer published, a rate which is set by law or by regulation of the insurance supervisory official of the state in which this Policy is delivered.

The policy loan interest rate in effect with respect to policy loans shall be evaluated at least once every twelve months, but not more frequently than once in any three month period. If at any time of such evaluation, the rate of interest then applicable to new policy loans is at least .5% greater or lesser than the policy loan interest rate applicable to outstanding policy loans under this Policy, the policy loan interest rate on outstanding policy loans shall then be adjusted to reflect such increase or decrease. The Owner shall receive a statement of the initial policy loan interest rate and shall receive at least 30 days’ advance written notification of any change in the policy loan interest rate, provided however that an Owner taking a policy loan within 30 days of any change in the policy loan interest rate shall be informed of such change on or before the time the policy loan is made.

Policy loan interest shall accrue on a daily basis and is payable at the end of each month. Any policy loan interest not paid when due shall be added to the Indebtedness.

This Policy shall not lapse solely as a result of a change in the policy loan interest rate during the Policy Year of such change.

SECTION 9 - GENERAL PROVISIONS

Adjustments to Current Rate of Interest, Administrative Charges and Cost of Insurance

Adjustments to (a) the Current Rate of Interest, (b) the Administrative Charges and (c) the Cost of Insurance may be made, within the limits described in those definitions.

No adjustment pursuant to this provision shall apply to annuity benefits that became payable under this Policy before such adjustment.

Assignment

With the consent of the Company, the Owner may assign and transfer all of the Owner’s rights under this Policy.

Any assignment must be made by Notice from the Owner to the Company. Upon receipt of such Notice by the Company such assignment shall take effect as of the date the Notice was signed, whether or not the Owner or the Insured is living at the time of its receipt.

The Company shall not be responsible for the validity of any assignment.

The rights of the Beneficiary, unless irrevocable, shall be subject to the rights of any assignee.

Change of Ownership

Ownership may be changed at any time prior to the death of the Insured and while this Policy is in force. Any change in ownership must be made by Notice from the Owner to the Company. Upon receipt of such Notice by the Company such change of ownership shall take effect as of the date the Notice was signed, whether or not the Owner, Insured or Beneficiary is living at the time of its receipt. If the Owner is not the Insured and dies while this Policy is in force, the Insured shall become the Owner.

Claims of Creditors

To the extent permitted by law, no payment by the Company under this Policy shall be subject to: (a) the claims of any creditors; (b) alienation; (c) attachment; (d) garnishment; (e) levy (other than a Federal tax levy in accordance with Section 6331 of the Code); (f) execution; or (g) other legal process. Also, no payment shall be subject to any legal process to enforce any such claim.

Contract

This Policy constitutes the entire contract between the Company and the Owner and is issued in consideration of the application and the payment of the first premium.

All statements in the application for this Policy, or for its reinstatement, are representations and not warranties.

This Policy may not be modified as to the Company nor may the Company’s rights or requirements be waived, except in writing and by a duly authorized officer of the Company. No change shall affect any benefits which became payable prior to the effective date of such change.

No benefits provided under this Policy shall be less than those required by the state where this Policy is delivered.

Evidence of Survival

(a)

When a benefit payment is contingent upon the survival of any person, evidence of such person’s survival must be furnished to the Company at its Home Office, upon request by the Company and in a manner satisfactory to the Company. If the Company does not receive such satisfactory evidence within 30 days of the date of the Company’s request, the Company reserves the right to suspend benefit payments until such time as satisfactory evidence is received.

(b)

In addition to any other remedies provided by law, any payments made by the Company that are determined by the Company to be in excess of those provided by the provisions of this Policy shall be deducted to the extent possible from the payments thereafter falling due under this Policy. The amount of any overpayments shall be calculated with interest at the rate of 5% per year.

Incontestability

The insurance issued under this Policy shall not be contestable after it has been in force during the Insured’s lifetime:

(a)

with respect to the initial Face Amount of Insurance, for two years from the Date of Issue;

(b)

with respect to an increase in the Face Amount of Insurance or a change in the basic death benefit, requiring evidence of insurability satisfactory to the Company, for two years from the effective date of that increase or change;

(c)

with respect to any amount of insurance that is reinstated based upon evidence of insurability satisfactory to the Company, for two years from the effective date of reinstatement; and

(d)

with respect to any rider, for two years from the effective date of such rider or from the effective date of any reinstatement of such rider, whichever is later.

A contest of an increase in the Face Amount of Insurance, a change in the basic death benefit or reinstatement of this Policy or any rider shall be based only on the application and evidence of insurability provided at the time for such increase, change or reinstatement.

If this Policy is issued as a result of a conversion from a group life or term life insurance policy, the Date of Issue for purposes of this provision shall be deemed to be the effective date of coverage under such group life or term life insurance policy.

Any contest under this Policy shall be based upon a material misrepresentation.

Misstatement of Age or Sex

If the age or sex of the Insured has been misstated, the Face Amount of Insurance and any riders under this Policy shall be adjusted based upon an adjustment of the net amount at risk by the ratio of the incorrect Cost of Insurance to the correct Cost of Insurance rate.

Non-Waiver

The Company’s rights under this Policy shall not be waived, reduced or denied due to its failure to perform or insist upon the strict performance of any provision or condition of this Policy. Any waiver of a provision or condition by the Company in a particular instance or situation, whether or not at the request of the Owner, shall not operate as a blanket waiver for future instances or situations even if the same.

Notices

All Notices must be in writing and delivered to the Home Office by United States mail, unless the Company specifies another manner or place for delivery of a Notice. Such Notice must be in a form satisfactory to the Company. The Owner, or any entity providing a Notice under this Policy, must furnish the Company with any facts and information that may be required by the Company to act on such Notice. The Company shall not be required to act upon any Notice that does not meet these requirements. Receipt of such Notice shall be deemed to take place on the Business Day such Notice is received by the Company at its Home Office. The Company shall be fully protected in relying upon the information furnished in a Notice, even if the Company does not inquire as to the accuracy or completeness of such information.

The Company shall not be liable for any payment made or action taken prior to receipt of any Notice at its Home Office.

Participating Policy

This is a participating policy. Each year the Company shall determine the amount of divisible surplus, if any, to be apportioned to this Policy. The amount of any such divisible surplus shall be credited to this Policy as dividends, provided this Policy is in force on the date such dividends are to be paid.

Dividends

No dividends shall be paid at the end of any Policy Year until the first premium due for the next Policy Year has been paid. The Owner may at any time elect to apply dividends under one of the following options:

(a)

Cash – Dividends shall be paid in cash.

(b)

Increase in Account Value – Dividends shall be applied to increase the Account Value. If not otherwise elected, dividends shall be allocated to the accounts in the manner most recently elected by the Owner for premiums.

(c)

Paid-Up Additions – Dividends shall be used to purchase paid-up additions to this Policy. The purchase of such paid-up additions shall be at net single premium rates. Evidence of insurability satisfactory to the Company may be required if this option is elected other than at the time of initial application.

(d)

Dividend Deposit – Dividends shall be left with the Company to accumulate at interest subject to withdrawal by the Owner. Interest shall be credited at a rate declared by the Company, which in no event shall be less than the Guaranteed Rate of Interest.

If no option has been elected by the Owner, the paid–up addition option shall be deemed to have been elected.

Any dividend apportioned but not yet paid upon the death of the Insured shall be paid in the same manner as the other benefits payable under this Policy.

At any time that there are paid–up additions under this Policy, the Owner may elect to surrender all or a portion of such paid-up additions for their cash surrender value. The cash surrender value of any existing paid-up additions shall be equal to the then net single premium necessary to purchase the paid-up additions being surrendered. However, in no event shall such amount be less than the amount of dividends used to purchase such paid-up additions.  Net single premiums are computed on the basis of the unisex composite 2001 Commissioners Standard Ordinary Mortality Table at age last birthday. These computations are based on continuous functions with interest at an annual rate of 5%.

No dividends are anticipated under this Policy.

Payment of Benefits

The Company shall make payments under this Policy by check made payable to the payee and mailed directly to the payee at the last known address shown for such payee in the Company’s records. At the request of the payee, and with the agreement of the Company, payment may be made by electronic funds transfer.

Reinstatement

If this Policy has not been surrendered for its cash value, it may be reinstated within 3 years of the date this Policy lapses, provided all of the following conditions are met:

(a)

receipt by the Company of evidence of insurability satisfactory to the Company;

(b)

payment to the Company of an amount sufficient to keep this Policy in force for three months; and

(c)   payment of any charges, as described in Section 3 of this Policy, not paid during the Grace Period.

The reinstatement shall become effective on the date it is approved by the Company.

Reports

While this Policy is in force, the Company shall send the Owner a statement at least once every twelve months. Such statement shall show, as of the date of the statement, the Account Value available to provide a cash surrender benefit under this Policy.

Severability of Provisions

If any provision under this Policy is determined to be invalid, the remainder of the provisions shall remain in full force and effect.

Suicide Exclusion

If the Insured dies by suicide within two years from the Date of Issue, the Company’s only liability shall be payment of premiums received, without interest, less any dividends paid, Indebtedness or other amounts paid or withdrawn under this Policy.

If there has been an increase in the Face Amount of Insurance or a change in the basic death benefit requiring evidence of insurability satisfactory to the Company and if the Insured commits suicide within two years from the effective date of that increase or change, then with respect to that increase or change the Company shall pay no more than the premiums paid for that increase or change without interest, less any dividends paid, Indebtedness granted or other amounts paid or withdrawn based upon such increase or change under this Policy.

If this Policy is issued as a result of a conversion from a group life or term life insurance policy, the Date of Issue for purposes of this provision shall be deemed to be the effective date of coverage under such group life or term life insurance policy.

SECTION 10 – ACCELERATED DEATH BENEFIT

If the Insured has a Terminal Illness the Owner may request, while this Policy is in force and subject to the provisions of this Section, that the Company pay an accelerated death benefit. If the accelerated death benefit becomes payable, the Company shall pay it to the Owner in a single sum.

The amount paid as an accelerated death benefit may be taxable and may affect eligibility for governmental programs such as Medicaid. The Owner should therefore consult a competent tax advisor or attorney to learn the latest implications before making any request for an accelerated death benefit.

Definitions

The following terms used in this Section shall have the meaning defined:

(a)

“Terminal Illness” means a state of health of the Insured in which the Insured's life expectancy is twelve months or less.

(b)

“Eligible Death Proceeds” means an amount equal to 50% of the death benefit payable if the Insured’s death were to occur on the Valid Transaction Date for paying the accelerated death benefit, subject to a maximum of $200,000.

Requirements

The accelerated death benefit shall become payable only if all of the following conditions have been met:

(a)

The Company shall have received, in a form satisfactory to the Company:

(i)

the Owner's written request for payment of the accelerated death benefit;

(ii)

the written consent of all irrevocable Beneficiaries, if any, to the payment of the accelerated death benefit to the Owner;

(iii)

evidence of Terminal Illness; and

(iv)

this Policy.

(a)

This Policy shall not have been assigned other than to the Company as security for a policy loan.

(b)

The Terminal Illness shall not be the consequence of intentionally self-inflicted injuries.

(c)

A one-time processing fee of $250 shall be paid to the Company. The Owner may request that this amount be deducted from the accelerated death benefit payment.

(e)   No accelerated death benefit has previously been paid under this Policy.

Evidence of Terminal Illness

Evidence of Terminal Illness shall be such evidence that the Company, in its sole discretion, determines to be acceptable. Such evidence may include, but is not limited to the following:

(a)

Certification as to the Terminal Illness of the Insured by a licensed physician who has examined the Insured, who is qualified to provide such certification, and who is neither the Owner, the Insured, nor a family member of either.

(b)

A second opinion or examination, at the Company’s expense, by a physician the Company designates.

Amount of Accelerated Death Benefit

On the Valid Transaction Date the Company shall calculate the amount of the accelerated death benefit payment, taking into account, as applicable, the following factors:

(a)

the amount of accelerated death benefit requested by the Owner;

(b)

Eligible Death Proceeds;

(c)

the cash surrender value of this Policy;

(d)

Indebtedness;

(e)

expected future premiums under this Policy; and

(f)

interest at a rate determined by the Company, provided however that such interest rate shall be subject to a maximum interest rate equal to the greater of (i) or (ii) as follows:

(i)

the yield on the 90 day Treasury Bills available on the Valid Transaction Date for paying the accelerated death benefit; and

(ii)

the rate of interest on policy loans under this Policy on the Valid Transaction Date for paying the accelerated death benefit.

Effects on Policy

When the Company has paid an accelerated death benefit to the Owner, this Policy shall continue in force subject to the following:

(a)

The Face Amount of Insurance shall be reduced on a pro-rata basis based upon the calculation of the accelerated death benefit payment.

(b)

Indebtedness, dividend accumulations and any paid up insurance shall be reduced on a pro-rata basis based upon the calculation of the accelerated death benefit payment.

(c) Premiums shall continue to be payable based upon such reduced amounts.

Limitations

(a) If Notice of the Insured's death is provided to the Company before the accelerated death benefit is paid, the accelerated death benefit shall automatically be cancelled and the Company shall pay a death benefit in accordance with the provisions of this Policy. If Notice of the Insured's death is provided to the Company after the accelerated death benefit is paid, the accelerated death benefit payment shall be a valid benefit payment and the death benefit paid shall be paid in accordance with the Effects on Policy provision of this Section and the other provisions of this Policy.

(b) The accelerated death benefit is not intended to result in the Owner involuntarily having to use this benefit and thereby reducing benefits intended to be paid to the Beneficiary. Therefore, an accelerated death benefit is available to the Owner only on a voluntary basis, which means that the Owner shall not be eligible for such payment in the following circumstances:

(i)

If the Owner would be legally required to use the payment of the accelerated death benefit to satisfy the claims of any creditors, in bankruptcy or otherwise; and

(ii)

If the Owner would be required to apply for and use the payment of the accelerated death benefit in order to apply for, obtain, or retain any governmental benefit.

SECTION 11 - TABLE OF RATES

TABLE A – GUARANTEED MONTHLY PAYMENTS FOR PERIOD
CERTAIN FOR EACH $1,000 OF ACCOUNT VALUE

Payment Period (Years)	Amount of Each Monthly Payment	Payment Period (Years)	Amount of Each Monthly Payment	Payment Period (Years)	Amount of Each Monthly Payment

5	$17. 49	11	$8. 42	17	$5. 77
6	14. 72	12	7. 80	18	5. 50
7	12. 74	13	7. 26	19	5. 26
8	11. 25	14	6. 81	20	5. 04
9	10. 10	15	6. 42
10	9. 18	16	6. 07

TABLE B - PURCHASE RATES TABLE C - MONTHLY AMOUNT PURCHASED

PER $1,000 OF ACCOUNT VALUE

The rates set forth in Table B and Table C above are based on mortality according to the “GAM01 Table”, with 2% interest and no loading. The GAM01 Table was developed by projecting, according to Projection Scale AA, the mortality rates of the 1994 Group Annuity Reserving Table to 2001, with additional projection of one year for each year that the age exceeds 65. Male and female mortality rates were projected separately, and the resulting projected tables were blended using 2/3 of the female mortality rate and 1/3 of the male mortality rate at each age to produce the GAM01 Table.

A person’s age for the purpose of the foregoing tables shall be such person's age at their last birthday before payments under the annuity benefit are to begin to such person, plus the fraction of a year corresponding to the number of completed months from such birthday to the date such payments begin. Amounts required for ages not shown and for other forms of annuity shall be calculated by the Company on the same actuarial assumptions and shall be furnished upon request.

Attained Age	Monthly Rate	Attained Age	Monthly Rate	Attained Age	Monthly Rate
0	0.06	34	0.10	68	1.90
1	0.04	35	0.10	69	2.06
2	0.03	36	0.11	70	2.25
3	0.02	37	0.12	71	2.48
4	0.02	38	0.12	72	2.75
5	0.02	39	0.13	73	3.03
6	0.02	40	0.14	74	3.33
7	0.02	41	0.16	75	3.66
8	0.02	42	0.17	76	4.04
9	0.02	43	0.19	77	4.47
10	0.02	44	0.21	78	4.98
11	0.02	45	0.23	79	5.54
12	0.03	46	0.25	80	6.17
13	0.03	47	0.27	81	6.85
14	0.04	48	0.29	82	7.57
15	0.06	49	0.30	83	8.35
16	0.07	50	0.33	84	9.22
17	0.07	51	0.36	85	10.20
18	0.08	52	0.39	86	11.26
19	0.08	53	0.43	87	12.42
20	0.08	54	0.49	88	13.64
21	0.08	55	0.54	89	14.92
22	0.09	56	0.61	90	16.19
23	0.09	57	0.66	91	17.44
24	0.09	58	0.72	92	18.75
25	0.09	59	0.79	93	20.12
26	0.10	60	0.87	94	21.57
27	0.10	61	0.97	95	23.01
28	0.10	62	1.08	96	24.41
29	0.10	63	1.21	97	25.91
30	0.10	64	1.34	98	27.50
31	0.09	65	1.47	99	29.19
32	0.10	66	1.61
33	0.10	67	1.75

Guaranteed insurance rates computed on the basis of the male composite 2001 Commissioners Standard Ordinary Mortality Table at age last birthday.

Baseline - Male Composite ALB Table

SECTION 12 - LIST OF ACCOUNTS AND FUNDS

The following account of the general account and funds of the Separate Account are currently available under this Policy:

The General Account

Interest Accumulation Account

Investment Funds of the Separate Account

Mutual of America Investment Corporation All America Fund Mutual of America Investment Corporation Money Market Fund Mutual of America Investment Corporation Bond Fund Mutual of America Investment Corporation Composite Fund Mutual of America Investment Corporation Equity Index Fund Mutual of America Investment Corporation Mid-Term Bond Fund Mutual of America Investment Corporation Mid-Cap Equity Index Fund Mutual of America Investment Corporation Aggressive Allocation Fund Mutual of America Investment Corporation Moderate Allocation Fund Mutual of America Investment Corporation Conservative Allocation Fund Mutual of America Investment Corporation Small Cap Value Fund Mutual of America Investment Corporation Small Cap Growth Fund Mutual of America Investment Corporation Mid Cap Value Fund Mutual of America Investment Corporation International Fund DWS Capital Growth Fund

DWS Bond Fund

DWS International Fund

American Century VP Capital Appreciation Fund

Calvert Social Balanced Fund

Fidelity VIP Equity-Income Fund

Fidelity VIP Asset Manager Fund

Fidelity VIP Contrafund Fund

Fidelity VIP Mid Cap Fund

Oppenheimer VA Main Street Fund

Vanguard VIF Diversified Value Fund

Vanguard VIF International Fund

All amounts allocated to the Investment Funds shall become part of the Separate Account that the Company maintains under the designation of [Mutual of America Separate Account No. 3.]

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Endnotes

Amount necessary to purchase $1 of monthly income

Age	Non-Refund Life Annuity		10 Year Period Certain and Continuous Annuity

55	$263.	21	$265.	32
56	257.	06	259.	47
57	250.	86	253.	60
58	244.	63	247.	74
59	238.	38	241.	89
60	232.	11	236.	06
61	225.	83	230.	26
62	219.	57	224.	49
63	213.	31	218.	76
64	207.	10	213.	08
65	200.	93	207.	45
66	194.	81	201.	89
67	188.	73	196.	37
68	182.	67	190.	91
69	176.	60	185.	49
70	170.	51	180.	13
71	164.	37	174.	83
72	158.	20	169.	62
73	152.	04	164.	53
74	145.	87	159.	57
75	139.	72	154.	75

Age	Non-Refund Life Annuity	10 Year Period Certain and Continuous Annuity

55	$3.80	$3. 77
56	3. 89	3. 85
57	3. 99	3. 94
58	4. 09	4. 04
59	4. 19	4. 13
60	4. 31	4. 24
61	4. 43	4. 34
62	4. 55	4. 45
63	4. 69	4. 57
64	4. 83	4. 69
65	4. 98	4. 82
66	5. 13	4. 95
67	5. 30	5. 09
68	5. 47	5. 24
69	5. 66	5. 39
70	5. 86	5. 55
71	6. 08	5. 72
72	6. 32	5. 90
73	6. 58	6. 08
74	6. 86	6. 27
75	7. 16	6. 46

Guaranteed insurance rates computed on the basis of the unisex composite 2001 Commissioners Standard Ordinary Mortality Table at age last birthday.

Payroll Deduct - 40% Males/60% Females Composite ALB Table

Attained Age	Monthly Rate	Attained Age	Monthly Rate	Attained Age	Monthly Rate
0	0.05	34	0.09	68	1.54
1	0.03	35	0.09	69	1.67
2	0.02	36	0.10	70	1.82
3	0.02	37	0.10	71	2.00
4	0.02	38	0.11	72	2.20
5	0.02	39	0.12	73	2.41
6	0.02	40	0.12	74	2.64
7	0.02	41	0.13	75	2.89
8	0.02	42	0.15	76	3.17
9	0.02	43	0.16	77	3.48
10	0.02	44	0.17	78	3.83
11	0.02	45	0.19	79	4.22
12	0.03	46	0.21	80	4.67
13	0.03	47	0.23	81	5.19
14	0.03	48	0.25	82	5.74
15	0.04	49	0.27	83	6.32
16	0.05	50	0.29	84	6.95
17	0.05	51	0.32	85	7.62
18	0.05	52	0.36	86	8.37
19	0.06	53	0.39	87	9.25
20	0.06	54	0.44	88	10.17
21	0.06	55	0.49	89	11.08
22	0.06	56	0.54	90	11.80
23	0.06	57	0.59	91	12.46
24	0.06	58	0.64	92	13.44
25	0.06	59	0.70	93	14.70
26	0.07	60	0.76	94	16.27
27	0.07	61	0.84	95	17.98
28	0.07	62	0.92	96	19.68
29	0.07	63	1.01	97	20.86
30	0.07	64	1.10	98	21.56
31	0.08	65	1.20	99	22.86
32	0.08	66	1.31
33	0.08	67	1.42

TABLE D – GUARANTEED INSURANCE RATES PER $1,000

Guaranteed insurance rates computed on the basis of the female composite 2001 Commissioners Standard Ordinary Mortality Table at age last birthday.

Baseline - Female Composite ALB Table

Attained Age	Monthly Rate	Attained Age	Monthly Rate	Attained Age	Monthly Rate
0	0.04	34	0.08	68	1.31
1	0.03	35	0.08	69	1.42
2	0.02	36	0.09	70	1.55
3	0.02	37	0.10	71	1.70
4	0.02	38	0.10	72	1.86
5	0.02	39	0.11	73	2.03
6	0.02	40	0.11	74	2.22
7	0.02	41	0.12	75	2.43
8	0.02	42	0.13	76	2.66
9	0.02	43	0.14	77	2.91
10	0.02	44	0.15	78	3.19
11	0.02	45	0.16	79	3.49
12	0.02	46	0.18	80	3.87
13	0.03	47	0.20	81	4.33
14	0.03	48	0.22	82	4.82
15	0.03	49	0.24	83	5.33
16	0.03	50	0.27	84	5.90
17	0.03	51	0.30	85	6.47
18	0.04	52	0.33	86	7.14
19	0.04	53	0.37	87	7.97
20	0.04	54	0.41	88	8.85
21	0.04	55	0.45	89	9.72
22	0.04	56	0.49	90	10.35
23	0.04	57	0.54	91	10.96
24	0.04	58	0.59	92	11.98
25	0.05	59	0.64	93	13.35
26	0.05	60	0.70	94	15.08
27	0.05	61	0.75	95	16.96
28	0.05	62	0.81	96	18.81
29	0.06	63	0.88	97	20.01
30	0.06	64	0.95	98	20.65
31	0.06	65	1.03	99	22.00
32	0.07	66	1.11
33	0.07	67	1.21